N-SAR EXHIBIT 77C

OPPENHEIMER SHORT DURATION FUND

SPECIAL SHAREHOLDER MEETING (Unaudited)

On February 29, 2012, a shareholder meeting of Oppenheimer Short Duration Fund (the “Fund”) was held at which the twelve Trustees identified below were elected (Proposal No. 1).  At the meeting the sub-proposals in Proposal No. 2 and Proposal No. 3 were approved as described in the Fund’s proxy statement dated December 16, 2011.  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

William L. Armstrong                                16,015,364                                0
Edward L. Cameron                                    16,015,364                                0
Jon S. Fossel                                              16,015,364                                0
Sam Freedman                                            16,015,364                                0
Richard F. Grabish                                     16,015,364                                0
Beverly L. Hamilton                                   16,015,364                                0
Robert J. Malone                                        16,015,364                                0
F. William Marshall, Jr.                              16,015,364                                0
Victoria J. Herget                                        16,015,364                                0
Karen L. Stuckey                                        16,015,364                                0
James D. Vaughn                                        16,015,364                                0
William F. Glavin, Jr.                                  16,015,364                                0

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                     0                                                 0
2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                     0                                                 0

2c:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                    0                                                  0

2e-1:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                    0                                                  0

2g-1:  Proposal to revise the fundamental policy relating to real estate and commodities
For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                     0                                                  0

2h:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                      0                                                 0

2i:  Proposal to revise fundamental policy relating to underwriting
For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                     0                                                   0

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain                                Broker Non Vote
16,015,364                              0                                     0                                                    0